Exhibit 23.2

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 10, 2003, with respect to the financial statements and schedule of Mid Atlantic Medical Services, Inc. incorporated by reference in the Registration Statement (Form S-4 No. 333-    ) and related Prospectus of UnitedHealth Group Incorporated for the registration of 39,200,000 shares of its common stock.

/s/    Ernst & Young LLP

McLean, Virginia

November 6, 2003